EX-99.c

                              LETTER OF TRANSMITTAL

                                    REGARDING
                       LIMITED LIABILITY COMPANY INTERESTS
                                       IN

               COLUMBIA MANAGEMENT MULTI-STRATEGY HEDGE FUND, LLC

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                              DATED MARCH 23, 2005

           -----------------------------------------------------------
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS LETTER OF TRANSMITTAL
     MUST BE RECEIVED BY PFPC INC. EITHER BY MAIL OR FAX BY, 12:00 MIDNIGHT, EASTERN TIME, ON FRIDAY, APRIL 22, 2005, UNLESS THE OFFER IS EXTENDED.
           -----------------------------------------------------------

                       COMPLETE THIS LETTER OF TRANSMITTAL
                                 AND RETURN TO:

               Columbia Management Multi-Strategy Hedge Fund, LLC
                                  c/o PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                              Phone: (302) 791-2810
                               Fax: (302) 791-2790
                         Attention: Columbia Management
                                    Tender Offer Administrator


Ladies and Gentlemen:

The undersigned hereby tenders to Columbia Management Multi-Strategy Hedge Fund, LLC, a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated March 23, 2005 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale

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

thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned's Interests in the Fund will be purchased.

The undersigned acknowledges that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund's Administrator, PFPC Inc. ("PFPC"), to receive any Letter of Transmittal or other document.

A promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by PFPC. The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund's Board of Directors.

If the undersigned's entire Interest is tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also be made by wire transfer of the funds to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of June 30, 2005, subject to an extension of the Offer as described in Section 8 of the Offer to Purchase (the "Valuation Date"). The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

IF YOU DO NOT WANT TO SELL YOUR INTERESTS AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND'S TENDER OFFER. IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT PFPC INC. HAS RECEIVED YOUR DOCUMENTS.

PLEASE FAX OR MAIL TO:        Columbia Management Multi-Strategy Hedge Fund, LLC
                              c/o PFPC Inc
                              P.O. Box 219
                              Claymont, DE 19703

                              For additional information:
                              Phone: (302) 791-2810
                              Fax:   (302) 791-2790

PART 1. NAME:

Name of Investor:_______________________________________________________________

Phone Number #: ____________________________           Date: ___________________

Private Bank Officer or Registered Representative: _____________________________


PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND TO BE TENDERED:
Please check one:

/ /  Entire limited liability company interest

/ / Portion of limited liability company interest expressed as specific dollar value: $ ____________________

     Partial tenders are subject to maintenance of a minimum limited liability company interest equal to $50,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below $50,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $50,000 capital account balance is maintained.


PART 3. PAYMENT:
The promissory note for the purchase price will be held for you by PFPC Inc., the Fund's administrator.

FOR FIDUCIARY ACCOUNTS, please provide the client name and SEI account information to which cash payments will be distributed.

     Wire Instructions:   ABA#:  011500010

                          Master Account: 9373913970

                          FFC Account Name:  ___________________________________

                          SEI Account Number:  _________________________________

                          Reference Information: Columbia Management
                                                 Multi-Strategy Hedge Fund, LLC
                                                 Attn:  Doreen Gross-Special And
                                                 Non-Depository Assets

FOR NON-FIDUCIARY ACCOUNTS, please provide the wire instructions for the account to which cash payments should be made.

     Wire Instructions:   Bank Name:  __________________________________________

                          ABA#:  _______________________________________________

                          Account Name: ________________________________________

                          Account Number: ______________________________________

                          Reference Information: Columbia Management
                          Multi-Strategy Hedge Fund, LLC



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

PART 4. SIGNATURE(S):


FOR INDIVIDUAL INVESTORS (INCLUDING SPOUSES INVESTED JOINTLY):
--------------------------------------------------------------


_________________________________________________             ______________________________________________________________________
(Signature of Investor(s) or Authorized Person(s)             (Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)                Exactly as Appeared on Subscription Agreement)


_________________________________________________             ______________________________________________________________________
Name of Signatory (please print)                              Name of Signatory (please print)


_________________________________________________             ______________________________________________________________________
Title of Authorized Person (please print)                     Title of Authorized Person (please print)


FOR ENTITY INVESTORS (E.G., TRUSTS, ENDOWMENTS, FOUNDATIONS, CORPORATIONS, AND PARTNERSHIPS):
---------------------------------------------------------------------------------------------


_________________________________________________             ______________________________________________________________________
(Signature of Investor(s) or Authorized Person(s)             (Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)                Exactly as Appeared on Subscription Agreement)


_________________________________________________             ______________________________________________________________________
Name of Signatory (please print)                              Name of Signatory (please print)


_________________________________________________             ______________________________________________________________________
Title of Authorized Person (please print)                     Title of Authorized Person (please print)


_________________________________________________             ______________________________________________________________________
(Signature of Investor(s) or Authorized Person(s)             (Signature of Investor(s) or Authorized Person(s)
Exactly as Appeared on Subscription Agreement)                Exactly as Appeared on Subscription Agreement)


_________________________________________________             ______________________________________________________________________
Name of Signatory (please print)                              Name of Signatory (please print)


_________________________________________________             ______________________________________________________________________
Title of Authorized Person (please print)                     Title of Authorized Person (please print)


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